Exhibit 10.n

POLARIS INDUSTRIES INC.

RESTRICTED STOCK PLAN

ARTICLE I. PURPOSE AND ADOPTION OF THE PLAN

1.01 PURPOSE. The purpose of the Polaris Industries Inc. Restricted Stock Plan is to assist the Corporation and its subsidiaries in attracting, retaining and motivating selected key management employees, consultants and independent contractors who will contribute to the Corporation’s success. The Plan is intended to link the remunerative benefits paid to eligible employees, consultants and independent contractors who have substantial responsibility for the successful operation, administration and management of the Corporation with the enhancement of shareholder value and to provide eligible employees, consultants and independent contractors with an opportunity to acquire a greater proprietary interest in the Corporation through the grant of restricted shares of Stock which, in accordance with the terms and conditions set forth below, will vest only if the participants meet the vesting criteria established by the Committee. Awards under the Plan will act as an incentive to participants to achieve long-term objectives which will inure to the benefit of all shareholders of the Corporation. The Plan authorizes awards intended to qualify as “performance-based” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, as well as awards that may not so qualify.

1.02 ADOPTION AND EFFECTIVE DATE. The Plan was originally adopted as the Polaris Industries Inc. 1996 Restricted Stock Plan (the “1996 Plan”) effective as of January 25, 1996. The 1996 Plan was amended and restated by the Board as of January 18, 2001. This Plan is an amendment and restatement of the 1996 Plan, as amended, effective January 20, 2005. The Plan has been renamed the “Polaris Industries Inc. Restricted Stock Plan.”

ARTICLE II. DEFINITIONS

For purposes of this Plan, the capitalized terms set forth below shall have the following meanings:

2.01 AWARD AGREEMENT means a written agreement between the Corporation and a Participant specifically setting forth the terms and conditions of an award of Restricted Stock granted to a Participant pursuant to Article V of the Plan.

2.02 BOARD means the Board of Directors of the Corporation.

2.03 BUSINESS DAY means any day on which the New York Stock Exchange shall be open for trading.

2.04 CAUSE means a determination by the Committee that a Participant has engaged in conduct that is dishonest or illegal, involves moral turpitude or jeopardizes the Corporation’s right to operate its business in the manner in which it is now operated.

2.05 CHANGE IN CONTROL means any of the events set forth below:

(a) Any election has occurred of persons to the Board that causes at least one-half of the Board to consist of persons other than (x) persons who were members of the Board on January 1, 1996 and (y) persons who were nominated for election by the Board as members of the Board at a time when more than one-half of the members of the Board consisted of persons who were members of the Board on January 1, 1996; provided, however, that any person nominated for election by the Board at a time when at least one-half of the members of the Board were persons described in clauses (x) and/or (y) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (x) (persons described or deemed described in clauses (x) and/or (y) are referred to herein as “Incumbent Directors”); or

(b) The acquisition in one or more transactions, other than from the Corporation, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of Corporation Voting Securities equal to or greater than 35% of the Corporation Voting Securities unless such acquisition has been approved by the Incumbent Directors as an acquisition not constituting a Change in Control for purposes hereof; or

(c) Any of the following: (x) a liquidation or dissolution of the Corporation; (y) a reorganization, merger or consolidation of the Corporation unless, following such reorganization, merger or consolidation, (A) the Corporation is the surviving entity resulting from such reorganization, merger or consolidation or (B) at least one-half of the Board of the entity resulting from such reorganization, merger or consolidation consists of Incumbent Directors; or (z) a sale or other disposition of all or substantially all of the assets of the Corporation unless, following such sale or disposition, at least one-half of the Board of the transferee consists of Incumbent Directors.

2.06 COMMITTEE means the Compensation Committee of the Board or such other committee of the Board as the Board may designate.

2.07 CORPORATION means Polaris Industries Inc., a Minnesota corporation, and its successors.

2.08 CORPORATION VOTING SECURITIES means the combined voting power of all outstanding voting securities of the Corporation entitled to vote generally in the election of the Board.

2.09 DATE OF GRANT means the date as of which an award of Restricted Stock is granted in accordance with Article V.

2.10 DISABILITY means any physical or mental injury or disease of a permanent nature which renders a Participant incapable of meeting the requirements of the employment performed by such Participant immediately prior to the commencement of such disability. The determination of whether a Participant is disabled shall be made by the Committee in its sole and absolute discretion.

2.11 EFFECTIVE DATE means January 20, 2005.

2.12 EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

2.13 FAIR MARKET VALUE means, as of any given date, (i) if the Stock is listed on a national securities exchange or is authorized for quotation on the National Association of Securities Dealers Inc.’s NASDAQ National Market System (“NASDAQ/NMS”), the closing price, regular way, of the Stock on such exchange or NASDAQ/NMS, as the case may be, or if no such reported sale of the Stock shall have occurred on such date, on the next preceding date on which there was such a reported sale; or (ii) if the Stock is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ/NMS, the closing bid price as reported by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), or if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported; or (iii) if the Stock is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ, the last reported bid price published in the “pink sheets” or displayed on the NASD Electronic Bulletin Board, as the case may be; or (iv) if the Stock is not listed for trading on a national securities exchange, or is not authorized for quotation on NASDAQ/NMS or NASDAQ, or is not published in the “pink sheets” or displayed on the NASD Electronic Bulletin Board, the Fair Market Value of the Stock as determined in good faith by the Committee.

2.14 OUTSTANDING STOCK means, at any time, the issued and outstanding Stock.

2.15 PARTICIPANT means any person selected by the Committee, pursuant to Section 3.02, to participate under the Plan.

2.16 PLAN means the Polaris Industries Inc. Restricted Stock Plan, as the same may be amended from time to time.

2.17 RESTRICTED STOCK means shares of Stock awarded to a Participant subject to restrictions as described in Article V.

2.18 STOCK means the common stock, par value $0.01 per share, of the Corporation.

ARTICLE III. ADMINISTRATION AND PARTICIPATION

3.01 ADMINISTRATION. The Plan shall be administered by the Committee which shall have exclusive and final authority and discretion in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole and absolute authority and discretion to interpret the Plan, to establish and modify administrative rules for the Plan, to select, in accordance with Section 3.02, the persons who will be Participants hereunder, to impose, in accordance with Section 5.01, such conditions and restrictions as it determines appropriate and to take such other actions and make such other determinations in connection with the Plan as it may deem necessary or advisable.

3.02 DESIGNATION OF PARTICIPANTS. Participants in the Plan shall be such employees, consultants and independent contractors of the Corporation and its subsidiaries as the Committee, in its sole discretion, may designate. The Committee’s designation of a Participant with respect to any calendar year shall not require the Committee to designate such person as a Participant with respect to any other calendar year. The Committee shall consider such factors as it deems pertinent in selecting Participants.

ARTICLE IV. STOCK ISSUABLE UNDER THE PLAN

4.01 NUMBER OF SHARES OF STOCK ISSUABLE. Subject to adjustments as provided in Section 6.03, the maximum number of shares of Stock available for issuance under the Plan shall be 2,350,000. The Stock to be offered under the Plan shall be authorized and unissued Stock, or Stock which shall have been reacquired by the Corporation and held in its treasury. In any calendar year, no Participant shall receive awards in excess of 500,000 shares of Stock, subject to adjustment as provided in Section 6.03.

4.02 SHARES SUBJECT TO TERMINATED AWARDS. Shares of Stock forfeited as provided in Section 5.02 may again be issued under the Plan.

ARTICLE V. RESTRICTED STOCK

5.01 RESTRICTED STOCK AWARDS. The Committee may grant to any Participant an award of Restricted Stock in respect of such number of shares of Stock, and subject to such terms and conditions relating to forfeitability and restrictions on delivery and transfer (whether based on performance standards, periods of service or otherwise), as the Committee shall determine in its sole discretion. With respect to performance-based awards of Restricted Stock to “covered employees” (as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended) that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, performance standards will be limited to specified levels of one or more of the following: share price appreciation, earnings, cash flow, revenues and total shareholder return. The terms of all such Restricted Stock awards shall be set forth in an Award Agreement between the Corporation and the Participant which shall contain such provisions, not inconsistent with this Plan, as shall be determined by the Committee.

(a) ISSUANCE OF RESTRICTED STOCK. As soon as practicable after the Date of Grant of Restricted Stock, the Corporation shall cause to be transferred on the books of the Corporation shares of Stock, registered on behalf of the Participant, evidencing such Restricted Stock, but subject to forfeiture to the Corporation retroactive to the Date of Grant if an Award Agreement delivered to the Participant by the Corporation with respect to the Restricted Stock is not duly executed by the Participant and timely returned to the Corporation. Unless the Committee determines otherwise, until the lapse or release of all restrictions applicable to an award of Restricted Stock (i) the stock certificates representing such Restricted Stock shall be held in custody by the Corporation or its designee, (ii) such certificates shall be deemed not delivered to the Participant and (iii) no Participant shall have any interest with respect to such Restricted Stock except as expressly provided herein or in the applicable Award Agreement.

(b) SHAREHOLDER RIGHTS. Beginning on the Date of Grant of the Restricted Stock and subject to execution of the Award Agreement as provided in Section 5.01(a), the Participant shall become a shareholder of the Corporation with respect to all Stock subject to the Award Agreement and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such Stock and, unless the Committee provides otherwise in the applicable Award Agreement, the right to receive dividends and other distributions paid with respect to such Stock; provided, however, that, if the Committee provides in the applicable Award Agreement that the Participant shall be entitled to receive any Stock distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed, such Stock shall be subject to the same restrictions as such Restricted Stock and shall be held as prescribed in Section 5.01(a).

(c) RESTRICTION ON TRANSFERABILITY. None of the Restricted Stock may be assigned, transferred (other than by will or the laws of descent and distribution), pledged, sold or otherwise disposed of prior to lapse or release of the restrictions applicable thereto.

(d) DELIVERY OF STOCK UPON RELEASE OF RESTRICTIONS. Upon expiration or earlier termination of the forfeiture period without a forfeiture, and the satisfaction of or release from any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Stock shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 6.02, the Corporation shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s legal representatives, one or more stock certificates for the appropriate number of shares of Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

5.02 TERMS OF RESTRICTED STOCK.

(a) FORFEITURE OF RESTRICTED STOCK. Subject to Section 5.02(b) and the last sentence of this Section 5.02(a), all Restricted Stock shall be forfeited and returned to the Corporation and all rights of the Participant with respect to such Restricted Stock shall cease and terminate in their entirety if during the forfeiture period the service of the Participant with the Corporation and its affiliates terminates for any reason or any other vesting conditions applicable to such Restricted Stock are not met or such Restricted Stock is forfeited in accordance with its terms. The Committee, in its sole discretion, shall establish the forfeiture period for each grant of Restricted Stock, and may provide for the forfeiture period to lapse in installments. Notwithstanding the foregoing, unless the Committee provides otherwise in the applicable Award Agreement, in the event of the discharge by the Corporation or an affiliate of a Participant without Cause or termination of a Participant’s service by reason of death, Disability or retirement pursuant to the retirement policy of the Corporation or an affiliate, all forfeiture restrictions imposed on Restricted Stock shall immediately and fully lapse. Upon the occurrence of a Change in Control, all forfeiture restrictions imposed on Restricted Stock shall immediately and fully lapse.

(b) WAIVER OF FORFEITURE PERIOD. Notwithstanding anything contained in this Article V to the contrary, the Committee may, in its sole discretion, waive the forfeiture conditions set forth in any Award Agreement under appropriate circumstances and subject to such terms and conditions (including forfeiture of a proportionate number of the shares of Restricted Stock) as the Committee may deem appropriate, provided that the Participant shall at that time have completed at least one year of service after the Date of Grant.

ARTICLE VI. MISCELLANEOUS

6.01 LIMITATIONS ON TRANSFER. The rights and interest of a Participant under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution. During the lifetime of a Participant, only the Participant personally may exercise rights under the Plan.

6.02 TAXES. The Corporation shall be entitled to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Corporation with respect to any Stock issuable under this Plan, or with respect to any income recognized upon the lapse of restrictions applicable to Restricted Stock, and the Corporation may defer issuance of Stock hereunder until and unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee or its delegate and shall be payable by the Participant at such time as the Committee determines. The Committee shall prescribe in each Award Agreement one or more methods by which the Participant will be permitted to satisfy his or her tax withholding obligation, which methods may include, without limitation, the payment of cash by the Participant to the Corporation and the tendering of previously acquired shares of Stock of the Participant, or the withholding, at the appropriate time, of shares of Stock otherwise issuable to the Participant, in a number sufficient, based upon the Fair Market Value of such Stock, to satisfy such tax withholding requirements. The Committee shall be authorized, in its sole discretion, to establish such rules and procedures relating to any such withholding methods as it deems necessary or appropriate, including, without limitation, rules and procedures relating to elections by Participants who are subject to the provisions of Section 16 of the Exchange Act to tender Stock or to have Stock withheld to meet such tax withholding obligations.

6.03 ADJUSTMENTS TO REFLECT CAPITAL CHANGES. The amount and kind of Stock available for issuance under the Plan and the limit on the number of shares of Stock in respect of which awards may be made to any Participant in any calendar year shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan. The Committee shall have the power and sole discretion to determine the nature and amount of the adjustment, if any, to be made pursuant to this Section 6.03.

6.04 NO RIGHT TO AWARD; NO RIGHT TO CONTINUED SERVICE. No person shall have any claim of right to be permitted to participate or be granted an award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the service of the Corporation.

6.05 AWARDS NOT INCLUDABLE FOR BENEFIT PURPOSES. Income recognized by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Corporation, except as may be provided under the terms of such plans or determined by resolution of the Board.

6.06 GOVERNING LAW. The Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Minnesota other than the conflict of laws provisions of such laws, and shall be construed in accordance therewith.

6.07 NO STRICT CONSTRUCTION. No rule of strict construction shall be implied against the Corporation, the Committee, or any other person in the interpretation of any of the terms of the Plan, any award granted under the Plan or any rule or procedure established by the Committee.

6.08 CAPTIONS. The captions (i.e., all Section and subsection headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

6.09 SEVERABILITY. Whenever possible, each provision in the Plan and every Award Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award Agreement shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every Award Agreement shall remain in full force and effect.

6.10 LEGENDS. All certificates for Stock delivered under the Plan shall be subject to such transfer restrictions set forth in the Plan and such other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities law, and the Committee may cause a legend or legends to be endorsed on any such certificates making appropriate references to such restrictions.

6.11 AMENDMENT AND TERMINATION.

(a) AMENDMENT. The Board shall have complete power and authority to amend the Plan at any time it is deemed necessary or appropriate. No termination or amendment of the Plan may, without the consent of the Participant to whom any award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such award; provided, however, that the Committee may, in its sole discretion, make such provision in the Award Agreement for amendments which, in its sole discretion, it deems appropriate.

(b) TERMINATION. The Board shall have the right and the power to terminate the Plan at any time. Unless sooner terminated by action of the Board, the Plan shall automatically terminate, without further action of the Board or the Corporation’s shareholders, on May 31, 2011. No award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any award outstanding at the time of the termination of the Plan shall continue in effect in accordance with its terms as if the Plan has not terminated.